UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 23, 2013
Date of Report (Date of earliest event reported)

AvWorks Aviation Corp.

(Exact name of registrant as specified in its charter)

Florida	000-27795	98-0427526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10778 NW 53 St Suite E Sunrise, Florida	33351
(Address of principal executive offices)	(Zip Code)

(954) 588-7205
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on September 23, 2013, the Board of Directors of AvWorks Aviation Corp., a Florida corporation (the "Company"), accepted the resignation of Michael Zoyes as the President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer and a member of the Board of Directors. Simultaneously, the Board of Directors accepted the consent of Joe Eccles, as a member of the Board of Directors, the President/Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer of the Company. Therefore, as of the date of this Current Report, the member of the Board of Directors is Joe Eccles.

Mr. Zoyes did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Biography

Joe Eccles is a thirty eight year old business executive who graduated with Honors from Suffolk College in New York in 1997. Mr. Eccles has spent his career in business management. Most recently, for more than the past five years (with the exception of a two month sabbatical he took to do some missionary work) Mr. Eccles has been assisting in the operations and growth of Jackson Drugs Pharmacy. His duties have included day to day operations as well as developing and executing employee training, inventory management and working with the compliance with DEA Standards regarding the pharmaceuticals that are dispensed.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AvWorks Aviation Corp.
DATE: October 4, 2013
/s/Joe Eccles
Name: Joe Eccles
Title: Chief Executive Officer